Exhibit 107

Calculation of Filing Fee Table

Form 424(b)(7)

(Form Type)

Plug Power Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (1)	Rule 457(c)	3,461,371	(2)	$3.10	(3)(4)	$10,730,250.10	(4)	$0.00014760	$1,583.78	(4)	—	—	—	—
Fees Previously Paid	—	—	—	—		—		—		—	—		—	—	—	—
	Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—		—	—		—	—	—	—
	Total Offering Amounts							—			$1,583.78	(4)
	Total Fees Previously Paid										$0.00
	Total Fee Offsets										$0.00
	Net Fee Due										$1,583.78	(4)

(1) This prospectus supplement relates to the resale by the selling stockholders referenced herein of up to 3,461,371 shares of common stock of Plug Power Inc. (the “Registrant”), upon the exercise of the warrants held by the selling stockholders. The warrants are exercisable by the selling stockholders at an exercise price of $3.3008 per share and will expire on May 19, 2034.

(2) This prospectus supplement also relates to such additional shares of common stock as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(3) Estimated solely for the purposes of computing the registration fee with respect to 3,461,371 shares of common stock pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on May 21, 2024.

(4) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fees for the Registrant’s Registration Statement on Form S-3ASR (File No. 333-265488) filed with the Securities and Exchange Commission on June 8, 2022 (the “Registration Statement). Calculated in accordance with Rule 457(r), this “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.